Exhibit 99.2

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

May 6, 2019

The Special Committee of the Board of Directors of HomeFed Corporation

c/o Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, CA 92130

Attn: John D. Tishler, Esq

Re: Registration Statement on Form S-4 of Jefferies Financial Group, Inc.

Dear Special Committee of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated May 2, 2019.

Our opinion was provided for the information and assistance of the Special Committee of the Board of Directors of HomeFed Corporation in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that HomeFed Corporation (the “Company”) has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “Summary—Opinion of the Special Committee’s Financial Advisor,” “The Merger—Recommendation of the Special Committee; HomeFed’s Reasons for the Merger,” “The Merger—Background of the Merger” and “The Merger—Opinion of the Special Committee’s Financial Advisor” and to the inclusion of our opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex D to such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY CAPITAL, INC.

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